Exhibit 5.1

July 3, 2025

ProKidney Corp.
2000 Frontis Plaza Blvd., Ste. 250
Winston-Salem, NC 2710

Re:	ProKidney Corp. Post-Effective Amendment to Registration Statements on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to ProKidney Corp., a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 1 (collectively, the “Amendment”) to the following Registration Statements on Form S-8 of the Company: (i) Registration No. 333-267414, (ii) Registration No. 333-270920, (iii) Registration No. 333-278176, and (iv) Registration No. 333-285975 (collectively, the “Registration Statements”), relating to the proposed issuance of up to 62,073,510 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), authorized for issuance pursuant to (i) ProKidney Corp. 2022 Incentive Equity Plan, as amended by the First Amendment to the ProKidney Corp. 2022 Incentive Equity Plan, for the purpose of reflecting the Domestication (as defined herein), and (ii) ProKidney Corp. Employee Stock Purchase Plan, as amended by the First Amendment to the ProKidney Corp. Employee Stock Purchase Plan, for the purpose of reflecting the Domestication (collectively, the “Plans” and each, a “Plan”). Effective as of July 1, 2025, the Company deregistered as an exempted company in the Cayman Islands pursuant to Sections 206 and 207 of the Companies Act (as amended) of the Cayman Islands and continued its existence under the General Corporation Law of the State of Delaware (the “DGCL”) as a corporation incorporated in the State of Delaware pursuant to Section 388 of the DGCL (the “Domestication”).

In connection with the filing of the Amendment, we have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter.  We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies.  We have also assumed that (i) upon issuance, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company, (ii) each award agreement setting forth the terms of each award granted pursuant to the applicable Plan is consistent with such Plan and has been duly authorized and validly executed and delivered by the parties thereto, (iii) at the time of each issuance of Shares, there will be sufficient shares of Common Stock authorized for issuance under the Company’s certificate of incorporation that have not otherwise been issued or reserved or committed for issuance and (iv) the price per share paid for Shares issued pursuant to the Plans is not less than the par value of the Shares. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

ProKidney Corp.
July 3, 2025

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that when the Shares have been issued and delivered upon payment therefor in accordance with the terms of the Plans and applicable award agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware

B.
This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein.  We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations thereunder.

Very truly yours,

/s/ Akin, Gump, Strauss, Hauer & Feld LLP

AKIN, GUMP, STRAUSS, HAUER, & FELD LLP